Exhibit 10.16.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”) is effective December 22, 2011 (the “Effective Date”), by and between Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), and JOHN M. STICE, an individual (the “Executive”). The Company and the Executive are referred to collectively in this Amendment as the “Parties.”

WHEREAS, the Parties have entered into an employment agreement (the “Employment Agreement”); and

WHEREAS, the Parties desire to amend the Employment Agreement.

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. All capitalized terms used in this Amendment and not otherwise defined shall have the same meaning in this Amendment as in the Employment Agreement.

2. The Employment Agreement is amended to delete Subparagraph 4.4.2 in its entirety.

3. Except as otherwise amended by this Amendment, the remaining terms of the Employment Agreement remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment to Employment Agreement as of the Effective Date.

Company:	Chesapeake Energy Corporation

	By:	/s/ Aubrey K. McClendon
Aubrey K. McClendon
Chief Executive Officer

Executive:		/s/ John M. Stice
John M. Stice